Exhibit 4.1

AR NUMBER americold realty SHARES CUSIP 03064D 10 8 This certifies that is the record holder or FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, $.01 PAR VALUE, OF AMERICOLD REALTY TRUST transferable on the books of the Trust in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Register. WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers. Dated: SEAL Dec 27, 2002 WELLS FARGO BANK N.A. EXECUTIVE CHAIRMAN SECRETARY AUTHORIZED SIGNATURE The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Trustees to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirely by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office. The shares evidenced by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, (i) no Person may beneficially of Constructively Own common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding common Shares of the Trust, unless such Person is an Excepted Holder(in which case the excepted Holder Limit shall be applicable) or a Look-Through Entity (in which case the Look-Through Ownership Limit shall be applicable) ; (ii) no Person may Beneficially or Constructively Own Equity shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or a Look-Through Entity (in which case the Look-Through Ownership Limit shall be applicable): (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being “closely held” under Section 856(h) of the code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab intio. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulatiojns: TEN COM – as tenants in common TEN ENT – as tenants by the entities JT TEN – as joint tenants with right of survivorship and not as tenants in common COMP PROP - as community property UNIF GFT MINACT – Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Custodian (until age ) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIPCODE, OF ASSIGNEE) Shares of the beneficial interest evidenced by within Certificate, and do hereby irrevocably constitute and appoint Attorney-in-fact to transfer the said shares on the books of the within named Trust with full power of the substitution in the premises. Dated NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed: By THE SIGNATURE(S) SHOULD BE QUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE QUARANTEE ME DALLION PROGRAM), PURSUANT TO S.E.C RULE17 AD-15 QUARANTEES BY ANOTARY PUBLIC ARE NOT ACCEPTABLE SIGNATURE GUARANTEES MUST NOT BE DATED.